UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2008
LIFEPOINT HOSPITALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51251	20-1538254
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

103 Powell Court, Suite 200
Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)
(615) 372-8500
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On August 28, 2008, LifePoint Hospitals, Inc. (the “Company”), entered into an Indemnification Agreement with all of the current directors of the Company and certain of its officers: Gregory T. Bier, John P. Bumpus, William F. Carpenter III, David M. Dill, Richard H. Evans, DeWitt Ezell, Jr., Paul D. Gilbert, William M. Gracey, Michael P. Haley, Marguerite W. Kondracke, John E. Maupin, Jr., D.D.S. and Owen G. Shell, Jr. (collectively, the “Indemnitees”). The Indemnification Agreement provides that the Company shall indemnify the Indemnitees, to the fullest extent permitted by Delaware law, subject to certain exceptions, against expenses, judgments, fines and other amounts actually and reasonably incurred in connection his or her service as a director or officer, as the case may be, and provides for rights to advancement of expenses and contribution.
     The description of the Indemnification Agreement set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement between the Company and each of the Indemnities which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Form of Indemnification Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEPOINT HOSPITALS, INC.
By:	/s/ Paul D. Gilbert
Name:	Paul D. Gilbert
Title:	Executive Vice President and Chief Legal Officer

Date: August 29, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Indemnification Agreement.